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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)   August 20, 2001

                                AUTODESK, INC.
            (Exact name of registrant as specified in its charter)

        Delaware                    0-14338             94-2819853
(State or other jurisdiction      (Commission         (IRS Employer
    of incorporation)             File Number)      Identification No.)

111 McInnis Parkway, San Rafael, California                 94903
(Address of principal executive offices)                  (Zip Code)


      Registrant's telephone number, including area code   (415) 507-5000

                                      N/A
         (Former name or former address, if changed since last report)
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Item 2. Acquisition or Disposition of Assets.

On August 20, 2001, Autodesk, Inc. (the "Registrant") acquired the remaining outstanding stock of Buzzsaw.com, Inc., a Delaware corporation, for $15 million in cash plus the assumption of liabilities. As of the date of the acquisition, the Registrant held approximately a 40 percent interest in Buzzsaw.com, Inc. A copy of the press release issued by the Registrant on August 28, 2001 regarding the acquisition is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

        (a) Financial statements of businesses acquired

        (b) Pro forma financial information

             Pursuant to Item 7(a) and Item 7(b), the Registrant is required to file certain financial statements with respect to the acquisition of Buzzsaw.com and certain pro forma financial information. As of the date hereof, it is impractical to provide such financial statements, including the notes thereto, as well as the required pro forma financial information. The Registrant expects to file all such required financial statements and pro forma financial information as soon as it is practical, and in any event within the time period required by Item 7(a).

        (c) Exhibits

        99.1  Press Release, dated August 28, 2001, of Registrant.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AUTODESK, INC.
                               (Registrant)

Dated:   August 31, 2001       /S/ STEVE CAKEBREAD
                               -------------------
                               Steve Cakebread
                               Senior Vice President and Chief Financial Officer
                               (Principal Financial Officer and Principal
                               Accounting Officer)